Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements

                The following unaudited pro forma condensed consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the historical consolidated financial statements and notes thereto of Polycom, Inc. (“the Company”) included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “Commission”) March 1, 2002, and the Company’s September 30, 2002 unaudited quarterly consolidated financial statements included on the Company’s Quarterly Report on Form 10-Q filed with the Commission November 14, 2002.

                The unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the sale of the Company’s assets relating to its network access product line (the “Sale”) as of and for the periods presented. The unaudited pro forma condensed consolidated balance sheet shows the Company’s condensed consolidated balance sheet as of September 30, 2002, giving effect to the Sale as if it had occurred on September 30, 2002. The unaudited pro forma condensed consolidated statements of operations show the Company’s historical results for the year ended December 31, 2001, and the nine months ended September 30, 2002, giving effect to the Sale as if it had occurred at January 1, 2001 and 2002, respectively.

                The unaudited pro forma condensed consolidated information is presented for illustrative purpose only and is not necessarily indicative of the operating results or financial position that would have occurred if the Sale had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are based upon information and assumptions available at the time of filing of this report.

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POLYCOM, INC.

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2002

(in thousands)

	As Reported	Pro Forma Adjustments		Pro Forma Adjusted

Assets
Current assets:
Cash and cash equivalents	$181,911	$1,000	(a)	$182,911
Short-term investments	43,805	—		43,805
Trade receivables, net	74,450	—		74,450
Inventories	37,942	(3,664)	(b)	34,278
Deferred taxes	52,639	(77)	(a)	52,562
Prepaid expenses and other current assets	17,202	250	(a)	21,116
		3,664	(b)
Total current assets	407,949	1,173		409,122
Property and equipment, net	28,336	(760)	(a)	27,576
Long-term investments	279,759	—		279,759
Goodwill	301,126	—		301,126
Purchased intangibles, net	37,225	—		37,225
Deferred taxes	20,138	(47)	(a)	20,091
Other assets	4,832	—		4,832
Total assets	$1,079,365	$366		$1,079,731

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$33,408	$228	(a)	$33,636
Accrued payroll and related liabilities	9,390	—		9,390
Taxes payable	30,044	—		30,044
Deferred revenue	17,133	—		17,133
Other accrued liabilities	43,204	(79)	(a)	43,125
Total current liabilities	133,179	149		133,328
Long-term liabilities	38,281	—		38,281
Total liabilities	171,460	149		171,609
Stockholders’ equity:
Preferred stock	—	—		—
Common stock	51	—		51
Additional paid-in capital	887,887	—		887,887
Cumulative other comprehensive income	2,399	—		2,399
Unearned stock-based compensation	(803)	—		(803)
Treasury stock, at cost	(19,995)	—		(19,995)
Retained earnings	38,366	217	(a)	38,583
Total stockholders’ equity	907,905	217		908,122
Total liabilities and stockholders’ equity	$1,079,365	$366		$1,079,731

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

POLYCOM, INC.

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

(in thousands, except per share data)

	As reported	Pro Forma Adjustments		Pro Forma Adjusted

Net revenues	$365,498	$(7,633)	(c)	$357,865
Cost of net revenues	160,476	(11,451)	(c)	149,025
Gross profit	205,022	3,818		208,840
Operating expenses:
Sales and marketing	74,991	(1,559)	(c)	73,432
Research and development	57,786	(3,558)	(c)	54,228
General and administrative	23,093	—		23,093
Acquisition-related costs	2,824	—		2,824
Purchased in-process research and development	900	—		900
Amortization of purchased intangibles	12,737	—		12,737
Restructure costs	1,073	—		1,073
Litigation settlement	(257)	—		(257)
Total operating expenses	173,147	(5,117)		168,030
Operating income	31,875	8,935		40,810
Interest income, net	7,161	—		7,161
Loss on strategic investments	(7,010)	—		(7,010)
Other income, net of expense	560	—		560
Income before provision for income taxes	32,586	8,935		41,521
Provision for income taxes	8,961	2,368	(d)	11,329
Net income	$23,625	$6,567		$30,192

Basic net income per share	$0.24			$0.30

Diluted net income per share	$0.23			$0.30

Weighted average shares outstanding for basic net income per share	99,218			99,218

Weighted average shares outstanding for diluted net income per share	100,793			100,793

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

POLYCOM, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2001

(in thousands, except per share data)

	As Reported	Pro Forma Adjustments		Pro Forma Adjusted

Net revenues	$383,189	$(16,358)	(c)	$366,831
Cost of net revenues	166,747	(21,502)	(c)	145,245
Gross profit	216,442	5,144		221,586
Operating expenses:
Sales and marketing	74,653	(2,809)	(c)	71,844
Research and development	59,416	(7,085)	(c)	52,331
General and administrative	21,564	—		21,564
Acquisition-related costs	24,077	—		24,077
Purchased in-process research and development	52,642	—		52,642
Amortization of goodwill and purchased intangibles	6,019	—		6,019
Total operating expenses	238,371	(9,894)		228,477
Operating loss	(21,929)	15,038		(6,891)
Interest income, net	12,755	—		12,755
Other investments adjustment	(3,178)	—		(3,178)
Other expense, net of income	(608)	—		(608)
Income (loss) before provision for income taxes	(12,960)	15,038		2,078
Provision for income taxes	14,740	5,639	(d)	20,379
Net loss	$(27,700)	$9,399		$(18,301)

Basic net loss per share	$(0.33)			$(0.21)

Diluted net loss per share	$(0.33)			$(0.21)

Weighted average shares outstanding for basic net loss per share	85,123			85,123

Weighted average shares outstanding for diluted net loss per share	85,123			85,123

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

POLYCOM, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

1.             BASIS OF PRO FORMA PRESENTATION

                Effective January 28, 2003, the Company sold certain assets and liabilities relating to its network access product line (the “Sale”) for a sales price of  $2.8 million net of $0.2 million in expenses relating to the sale.  The Company will not recognize a gain on up to $1.75 million of the purchase price until payment is received, as this amount will be paid to Polycom quarterly based on ten percent of Verilink’s revenues related to the sale of NetEngine products.  The disposition of this product line resulted in a gain of $0.6 million ($0.4 million after taxes) in January 2003. If the disposition had occurred on September 30, 2002, it would have resulted in a net gain, after taxes, of $0.2 million.  The difference is due to the continuing depreciation of the network access fixed assets.

                The assets related to the network access product line consisted of fixed assets and intellectual property.

2.             PRO FORMA ADJUSTMENTS

(a)

To reflect the proceeds and expenses of the sale of the fixed assets relating to the network access product line, and the disposition of the assets as if the sale had occurred September 30, 2002, net of taxes at an assumed rate of 36.5%.

(b)	To reflect the reclassification of network access inventory as other assets.

(c)	To reflect elimination of the product revenue, costs and expenses related to the network access product line as if the acquisition had occurred January 1, 2001 and 2002, as applicable.

(d)

To reflect the elimination of income tax benefits on the losses of the product line sold at an assumed rate of 37.5% for the year ended December 31, 2001 and at an assumed rate of 26.5% for the nine months ended September 30, 2002.